CHURCH LOANS & INVESTMENTS TRUST
                                        (A Real Estate Investment Trust)






October 26, 1998





The Biltmore Group of Louisiana, L.L.C.
507 Trenton
W. Monroe, LA 71291

Re: $1,220,000 Interim Loan (Bastrop, LA)

Gentlemen:

This will constitute the commitment of Church Loans & Investments Trust ("Church Loans") to loan to The Biltmore Group, W. Monroe, LA ("Borrower") the sum of $1,220,000, or any amount less than that amount as the Borrower may need less any title insurance, appraisal costs, mortgage registration tax and all other closing costs and expense that may be incurred by Church Loans in connection with the funding and collection of the loan.

The loan is to be made pending the offering of bonds by the Borrower through MMR Investment Bankers ("MMR") as provided hereinafter.

The loan will be for a term of one year and will bear interest on the unpaid principal at a variable rate which would be equal to 1.5% per annum in excess of the "Prime Rate" of interest as published by the Wall Street Journal under the heading "Money Rates". The minimum rate of interest will not be less than the initial rate of interest. Interest shall be paid monthly upon the first day of each month during the term of the loan. Both principal and any unpaid interest on the loan will be due at maturity. The loan will be repaid from the first bond proceeds subject only to the payment of various broker/dealer fees.

Funds advanced upon this loan will be used to construct an assisted care facility located on the north side of Cooper Lake Rd, at intersection of Boswell and Nancy, Bastrop Louisiana.



                           5305 I-40 West PO Box 8203 Amarillo, TX 79114-8203
                             (806)358-3666 (800)692-1111 Fax (806)358-1430

The Biltmore Group, L.L.C.
W. Monroe, LA
October 26, 1998


This commitment shall be subject to the following conditions:

     1. That the Borrower pay to Church Loans, in addition to the interest on the loan as described above, a commitment fee equal to 2% (two percent) of the principal amount of the funds to be advanced to the Borrower under the terms of this commitment. One-half of the total commitment fee (ie. $12,200.00) shall be remitted with this signed commitment letter. Although such commitment fee is due and payable upon the Borrower's acceptance and execution of this commitment letter, as a convenience to the Borrower, Church Loans will allow the balance of the commitment fee to be paid at closing from the proceeds of the loan. However, in the event that you decide not to proceed to close this loan for any reason, the balance of the commitment fee is due and owing by you to Church Loans and the amount already paid is non-refundable. Such fee is not interest, but is paid and payable to Church Loans to induce Church Loans to enter into this loan commitment and to compensate Church Loans for making available the funds necessary to fund the entire amount of the committed loan whether or not such amount is advanced.

     2. That the Borrower pay in advance the sum of $250.00 which is the title insurance cancellation fee in the event the Borrower decides not to accept the commitment after title work has begun. Upon closing this fee will be used to offset other closing expenses. This sum should be remitted with this signed commitment letter. The closing of your loan will normally be enhanced if our law firm orders the title insurance from title companies that have had experience in dealing with our closings. If possible, we would recommend that you allow our legal counsel to place the order for the title insurance. Our legal counsel will order the title insurance as soon as they have a correct legal description for the property.

     3. That upon acceptance of this commitment the Borrower shall deposit with Church Loans the additional sum of $2,500.00 which are the legal fees to be incurred by Church Loans in connection with the loan. This amount should be remitted with this commitment letter.

     4. That the loan shall be secured by a first mortgage lien and security interest upon all the Borrower's real estate, buildings and facilities, both existing and to be constructed with the proceeds of this loan. Such property shall be subject to no prior liens or encumbrances.

     5. That the loan will be made pursuant to a loan agreement entered into by the Borrower and Church Loans consistent with the terms of this commitment and such other normal covenants of the Church Loans' basic loan agreement.

The Biltmore Group, L.L.C.
W. Monroe, LA
October 26, 1998


     6. That a mortgage title insurance policy in the face amount of not less than the total amount of the loan be issued by a title insurance company acceptable to Church Loans, insuring the fact that Church Loans is the owner and holder of a good and valid first lien mortgage upon the real estate securing the loan as described in paragraph 4 above.

     7. That the total loan will not exceed 66 2/3% of the total appraised value of the real estate given to secure the loan. Such appraisal will be completed by an appraiser acceptable to Church Loans and must (a) be a FIRREA-conforming appraisal and (b) be certified to comply with the standards of Church Loans and be submitted for approval prior to advancement of any funds. Such appraisal shall be rendered by an appraiser who, among other things, shall have: (a) appraised the real estate at not more than the fair market value thereof; (b) appraised the value of the improvements on the real estate at not more than the depreciated cost thereof; and (c) considered in making such appraisal the likelihood of deterioration of the neighborhood in which the real estate and improvements are located. The qualifications of the appraiser and references, preferably banks and insurance companies, should be submitted with the appraisal.

     8. That the Borrower enter into a bond offering agreement with MMR under the terms of which MMR shall assist the Borrower in the offering upon a best efforts basis bonds of the Borrower in an amount not less than $1,800,000 of which the first proceeds after the payment of the expenses of the offering and an initial sinking fund reserve of $90,000.00 shall be used to retire this loan. The effective date of this bond offering shall be not more than 90 days after the date of the note securing this loan. Effective date is the date the bonds are first offered for sale.

     9. That the promissory note evidencing the loan be guaranteed by the Forsythe Group, Inc. so that $500,000 of the total amount of the loan is guaranteed upon guaranty forms furnished by Church Loans.

     10. That the loan be closed on or before sixty days from the date hereof.

     11. That during the term of the loan the Borrower shall agree to periodically supply Church Loans with financial statements and reports, as requested by Church Loans.

     12. That Church Loans must review and approve all legal documents prior to closing.

     13. That a representative of Church Loans conduct an on-site inspection of the property to be given by the Borrower to secure the loan.
         The expense of this inspection shall be borne by the Borrower.

The Biltmore Group, L.L.C.
W. Monroe, LA
October 26,  1998



     14. That a Phase One environmental site assessment will be completed prior to closing by an engineering firm acceptable to Church
         Loans certifying that the property is free and clear of any environmental problems and that the property is in compliance with all current laws and regulations regarding such environmental assessment.

     15. That the Borrower require the contractor to furnish to Church Loans an original policy providing builder's risk coverage in an amount not less than the amount of this loan. Church Loans is to be listed as mortgagee. An original copy of the policy evidencing such coverage must be furnished prior to funding.

     16. That the Borrower furnish to Church Loans an original copy of an insurance policy providing fire & extended coverage on the Borrower's property in an amount not less than the amount of this loan. Church Loans is to be listed as mortgagee. The original policy evidencing such coverage must be furnished prior to funding.

     17. That the Borrower secure a fixed-price contract for the new construction in an amount not to exceed $1,260,000. No changes or modifications will be made to this contract without the expressed written consent of Church Loans. Construction draws will be processed once each month using normal and customary AIA Construction Progress Draw forms.

     18. Notwithstanding the above, if regulatory approval of the bond offering requires changes in the bond offering, bond offering procedures, prospectus, interim loan, repayment of the interim loan or otherwise, which such changes materially effect the interim loan, the method and time of repayment of the interim loan or the likelihood of repayment of the interim loan, in the sole judgment of Church Loans, then Church Loans may, at its option, revoke this commitment without liability for same.

     19. You also should be aware that once all of our requirements and the requirements of our legal counsel are met for the closing of the loan, we must have three business days to deliver the funds to the closing agent. Once all closing requirements have been met, our legal counsel will notify our office and the actual closing can be scheduled in accordance with the above-mentioned time requirements.

The Biltmore Group, L.L.C.
W. Monroe, LA
October 26, 1998



The acceptance of this commitment must be indicated by the Borrower's signing and returning the original copy of this commitment letter within fifteen (15) days from the date hereof. The acceptance of this commitment will be the Borrower's authorization for Church Loans to withhold from the proceeds of any loan any premiums for the purchase of title insurance, appraisal costs and other closing costs which are to be paid which are associated with the loan. This commitment is conditioned upon the loan being closed on or before December 26, 1998. Any extension of this commitment will be subject to terms which may be mutually agreed upon at the time of extension.

We look forward to working with you in connection with this transaction.

Sincerely yours,

/S/KELLY ARCHER
Kelly Archer
Manager of Operations

KA/ja



The above commitment has been agreed to and accepted by the undersigned Officers of The Biltmore Group of Louisiana, L.L.C., W. Monroe, LA.


Date: 11-9-98
     ----------


                                       The Biltmore Group of Louisiana L.L.C.
----------------------------------     -------------------------------------
                                        by /S/Joanne Caldwell-Bayles
----------------------------------     -------------------------------------
                                          Managing Member
----------------------------------     -------------------------------------

                                           CHURCH LOANS & INVESTMENTS TRUST
                                            (Real Estate Investment Trust)
January 27, 1999



The Biltmore, Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
507 Trenton St
West Monroe, LA 71291

Re:   Bastrop, LA Project

Dear Mrs. Caldwell-Bayles:

Reference is made to the loan agreement made by Church Loans & Investments Trust ("Church Loans") to The Biltmore Group of Louisiana, LLC ("Borrower")
FBO: Bastrop, LA dated November 24, 1998. This will serve as an addendum to that original loan agreement.

The addendum is as follows:

     1. That should the proceeds from the sale of the bonds through MMR Investment Bankers ("MMR") and other participating broker/dealers, after the payment of the expenses associated with the bond offering and the establishment of the first six months sinking fund reserve, be insufficient to pay the unpaid principal and interest upon the loan committed herein at its maturity, at the option of the Borrower the term of said loan shall be renewed and extended by Church Loans as follows:

           (a) The term of the loan shall be initially renewed and extended for an additional period of one (1) year upon the following terms and conditions:

                  (1) The Borrower shall be current upon all of its outstanding debt obligations, to include, but not necessarily restricted to all sinking fund payments payable to the trustee in correction with the bonds to be offered through MMR and other participating broker/dealers, and all interest payments upon the loan to be made by Church Loans to the Borrower under the terms of this commitment.


                           5305 1-40 West PO Box 8203 Amarillo, TX 79114-8203
                              (806)358-3666 (800)682-1111 Fax (806)358-1430

The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
West Monroe, LA
January 27, 1999
Page 2


                  (2) The amount of the loan to be renewed and extended shall be the lesser of (i) the unpaid principal upon the loan committed herein at maturity, or (ii) the unpaid principal amount of all unsold bonds offered through MMR and other participating broker/dealers described above. Any principal amount of the loan in excess of the amount of the unsold bonds must be paid in full by Borrower.

                  (3) The interest rate upon the loan shall be at a variable rate equal to 2% per annum in excess of the "Prime Rate" of interest published by the Wall Street Journal under the heading "Money Rates".

                  (4) The interest upon the unpaid principal balance of the loan shall be payable monthly.

                  (5) The principal upon the loan shall be paid on or before one year from date.

                  (6) The Borrower shall pay Church Loans a loan extension fee equal to 2% (2 points) of the principal amount of the loan.

                  (7) The total amount of the loan extended and the sold bonds shall not exceed 66 2/3% of the appraised market value of the collateral.

           (b) If on the maturity of the one year extension, November 1, 2000, should the proceeds from the sale of the bonds to be offered by the Borrower through MMR and other participating broker/dealers be insufficient to pay the unpaid principal and interest upon the loan, then, at the option of the Borrower, the principal amount of the loan extended in regard to the Bastrop issue, shall be renewed and extended by Church Loans into a permanent loan upon the following terms and conditions:

                  (1) The Borrower shall be current upon all of its outstanding debt obligations, to include, but not necessarily restricted to all sinking fund payments payable to the trustee in connection with the bonds to be offered through MMR and other participating broker/dealers, and all interest payments upon the loan to be made by Church Loans to the Borrower under the terms of this commitment.

The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
West Monroe, LA
January 27, 1999
Page 3



                  (2) The permanent loan shall bear interest at the same rate as described in paragraph (a) (3) above.

                  (3) The amount of the permanent loan shall be payable in equal, or as equal as possible due to the variable rate of interest on the loan, monthly installments of principal and interest over a period of thirteen years, however, the loan shall be due and payable in full, with interest, at the date of the final maturity of the bonds. Borrower shall have the right of the Borrower to prepay the loan at any time without penalty.

                  (4) The Borrower shall pay to Church Loans an additional loan renewal fee equal to 5% (5 points) of the principal amount of the permanent loan.

                  (5) The loan shall continue to be secured on an equal basis with the outstanding bonds to be issued by the Borrower through MMR and other participating broker/dealers upon all property to be given by the Borrower to secure the loan committed herein.

                  (6) The total amount of the loan and sold bonds shall not exceed 66 2/3% of the appraised market value of the property.

           (c) Until such time as the loans committed herein are paid in full, the Borrower shall not further encumber the property securing the payment of said loans, either by placing additional mortgages or deeds of trust upon said property, or by increasing the indebtedness of the Borrower under any Trust Indenture, mortgage or deed of trust or other security documents associated with the sale of bonds secured by said property, Should the Borrower additionally encumber the property securing the loans committed hereby prior to their payment in full, Church Loans shall have the right to declare the unpaid principal and interest upon said loans immediately due and payable upon thirty days notice to the Borrower.

           (d) The term "bonds" as used herein shall mean and refer to the series of bonds dedicated to the Bastrop, Louisiana project.

The Biltmore Group of Louisiana, LLC
Attn: Joanne Caldwell-Bayles
West Monroe, LA
January 27, 1999
Page 4




The acceptance of this addendum must be indicated by the Borrower's signing and returning the original copy of this letter within fifteen (15) days from the date hereof.

Sincerely yours,

/S/KELLY ARCHER

Kelly Archer
Manager of Operations



The above addendum has been agreed to and accepted by the undersigned Managing Member of The Biltmore Group of Louisiana, LLC.


Date:
     ----------------


-------------------------------       -------------------------------


-------------------------------       -------------------------------